Exhibit 23.1
CNB FINANCIAL CORPORATION
Form 10-K For The Year Ended December 31, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159941 on Form S-8, Registration Statement No. 333-215449 on Form S-3 and Registration Statement No. 333-163047 on Form S-3D of CNB Financial Corporation of our report dated March 7, 2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP
Cleveland, Ohio
March 7, 2019